Exhibit 10.10

Execution Version

THIRD AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

This THIRD AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), is made effective as of February 1, 2016 (the “Third Amendment Date”), by and among PRESIDIO NETWORKED SOLUTIONS GROUP, LLC, a Delaware limited liability company, formerly known as INX LLC, a Delaware limited liability company, having its chief executive office located at 1955 Lakeway Drive, Suite 200, Lewisville, TX 75057 (“Presidio Networked Solutions”), PRESIDIO INFRASTRUCTURE SOLUTIONS, LLC, a Delaware limited liability company (“Presidio Infrastructure” and, together with Presidio Networked Solutions, each a “Reseller” and collectively, the “Resellers”), and CASTLE PINES CAPITAL LLC, a Delaware limited liability company, having its chief executive office located at 116 Inverness Drive East, Suite 375, Englewood, Colorado 80112 (“CPC”). Capitalized terms not defined herein have the meanings given to them in the Credit Agreement (as defined herein).

W I T N E S S E T H :

WHEREAS, CPC and Presidio Networked Solutions are parties to that certain Third Amended and Restated Credit Agreement dated as of February 28, 2014, as amended and supplemented prior to the date hereof, the “Existing Credit Agreement” and together with the amendment referred to herein, and as may further be amended, modified or amended and restated from time to time, the “Credit Agreement”); and

WHEREAS, Bluewater Communications Group LLC a New York limited liability company, having its chief executive office located at 110 Parkway Drive South, Suite A, Hauppauge, New York 11788, formerly a separate Reseller, party to the Existing Credit Agreement, was merged into Presidio Networked Solutions with Presidio Networked Solutions as the surviving company; and

WHEREAS, Presidio Infrastructure desires to join the Credit Agreement as a Reseller and become party to all the benefits and assume all obligations in connection therewith; and

WHEREAS, Presidio Networked Solutions desires to amend the Existing Credit Agreement to add Presidio Infrastructure as a Reseller and to make certain other amendments to the Credit Agreement as more particularly set forth below; and

WHEREAS, Section 24 of the Existing Credit Agreement provides that no amendment of any provision of the Existing Credit Agreement shall be effective unless it is in writing and signed by CPC and the Resellers.

NOW, THEREFORE, in consideration of the premises, the parties hereto hereby agree as follows:

SECTION ONE – Joinder. The undersigned Presidio Infrastructure hereby acknowledges that it has received and reviewed a copy of the Existing Credit Agreement, and hereby:

(a) acknowledges and agrees to join the Credit Agreement as an additional party, and together with Presidio Networked Solutions under the terms of the Credit Agreement shall be collectively referred to as Resellers and individually as a Reseller (with the same effect as if initially named therein), as indicated with its signature below;

(b) acknowledges and agrees to be bound by all covenants, agreements, terms, conditions and acknowledgements attributable to Resellers in the Credit Agreement;

(c) acknowledges and agrees to perform all obligations and duties required of it by the Credit Agreement as a Reseller; and

(d) appoints Presidio Networked Solutions as “Reseller Agent” in conformance with the provisions of Section 2(a) of the Credit Agreement.

SECTION TWO - Amendments. Pursuant to Section 24 of the Existing Credit Agreement and effective in accordance with Section Three hereof, the parties hereby agree to the following:

A. Clause (a) of Section 4 of the Existing Credit Agreement is amended by deleting the existing clause(a) and inserting the following in lieu thereof:

“Each Reseller is in good standing in the State of Delaware;”.

B. Sub-clause (7) of Section 5(b) of the Existing Credit Agreement is amended by deleting the existing sub-clause (7) and inserting the following in lieu thereof:

“(7) execute all documents, agreements and instruments and take all such further actions CPC requests (i) to perfect and maintain CPC’s security interest in the Collateral, including (i) executing of Deposit Account Control Agreements and Lock Box Account Agreements as required by clause (c) of this Section 5, and/or (ii) amending the Deposit Account Control Agreement that is in existence as of the date of the Third Amendment to reflect the addition of Presidio Infrastructure.”

C. Clause (a)(iii) of Section 5 of the Existing Credit Agreement is amended and restated to read as follows: “Liens granted to the secured parties under each of the Presidio Credit Agreement and the SSIG Credit Agreement (the “Presidio/SSIG Credit Agreement Liens”), provided, that the Lien of CPC with respect to Financed Inventory, Proceeds and Products thereof shall have a first priority position over the Presidio/SSIG Credit Agreement Liens, and the Presidio/SSIG Credit Agreement Liens shall also be subject to an intercreditor agreement in form and substance reasonably satisfactory to CPC; and”, and renumber the existing clause “(xi)” as “(xii)”.

D. Clause (d)(v) of Section 5 of the Existing Credit Agreement is amended and restated to read as follows: “dispositions not otherwise permitted under this clause (d) provided that at the time of such disposition, no Material Adverse Effect or Default exists or would reasonably be expected to result from such disposition;”

E. Clause (a) of Section 7 of the Existing Credit Agreement, is amended by deleting the existing clause (a), and inserting the following in lieu thereof:

“(a) within 120 days after the close of each of its fiscal years, a copy of the annual audited consolidated financial statements as required to be delivered pursuant to Section 5.04(a) of the Presidio Credit Agreement (as in effect on the date hereof), together with a true and accurate copy of any management letter delivered by such accountants in accordance with the Presidio Credit Agreement;”

F. Clause (c) of Section 7 of the Existing Credit Agreement is amended by deleting the existing clause (c), and inserting the following in lieu thereof:

“within 120 days after the close of each fiscal year, a copy of (i) the budget for the next succeeding fiscal year as required to be delivered pursuant to Section 5.04(e) of the Presidio Credit Agreement (as in effect on the date hereof), and (ii) each Reseller’s budget for the next succeeding year;”

G. Clause (d) of Section 7 of the Existing Credit Agreement is amended by deleting the existing clause (d), and inserting the following in lieu thereof:

“within the time period set forth therein, a copy of the unaudited financial statements as required to be delivered pursuant to Section 5.04(b) of the Presidio Credit Agreement (as in effect on the date hereof), together with the certificate required to be delivered pursuant to Section 5.04(c) of the Presidio Credit Agreement;”

H. Clause (b) of Section 11 of the Existing Credit Agreement is amended by deleting the existing clause (b), and inserting the following in lieu thereof:

“any (i) representation or warranty made to CPC by either Reseller, or by any Guarantor shall not be true when made (x) in the case of the representations and warranties qualified as to materiality, in all respects, and (y) in the case of any such representation or warranty that expressly relates to a prior date, in which case such representation or warranty shall be so true and correct on and as of such prior date, or (ii) if, either Reseller or any Guarantor shall breach the covenant contained in (x) Section 5(b)(8), 5(d), 5(e) and 5(f); or (y) in any other covenant contained in any Document and in each case such Default shall continue unremedied for a period of 30 days;”

I. Clause (g) of Section 11 of the Existing Credit Agreement is amended by deleting the existing clause (g), and inserting the following in lieu thereof:

“an attachment, sale or seizure shall be issued or shall be executed against any assets of either Reseller or of any Guarantor where the value of any asset individually, or of such assets in the aggregate, exceeds $50,000,000;”

J. Clause (k) of Section 11 of the Existing Credit Agreement is amended by deleting the existing clause (k), and inserting the following in lieu thereof:

“either Reseller defaults on any agreement for borrowed money between a Reseller and Presidio with a principal balance of more than $50,000,000;”

K. Clause (l) of Section 11 of the Existing Credit Agreement is amended by deleting the existing clause (l), and inserting the following in lieu thereof:

“except for debt arising under the terms of the Presidio Credit Agreement and the SSIG Credit Agreement, any debt for borrowed money of, or guaranteed by either Reseller or any Guarantor with a principal balance of more than $50,000,000 shall become due by acceleration by reason of a default;”

L. Clause (b)(ii) of Section 17 of the Existing Credit Agreement is amended by deleting the existing clause (b)(ii), and inserting the following in lieu thereof:

“at any time by at least 90 days prior written notice by CPC to Reseller Agent, provided further, however, that where Reseller Agent requests further time be provided within the 90 day notice period CPC may agree to an extension of 30 more days”.

M. Section 25 of the Existing Credit Agreement is amended by:

(i) inserting the definition “Presidio/SSIG Credit Agreement Liens” in the appropriate alphabetical sequence, as follows:

“Presidio/SSIG Credit Agreement Liens has the meaning set forth in Section 5(a)(xi.”

(ii) inserting the definition, “Third Amendment” in the appropriate alphabetical sequence, as follows:

“Third Amendment means that certain Third Amendment to Third Amended and Restated Credit Agreement effective as of             , 2016, among Resellers and CPC.”

(iii) inserting the definition, “SSIG Credit Agreement” in the appropriate alphabetical sequence, as follows:

“‘SSIG Credit Agreement means that certain Credit Agreement dated as of [January     , 2016], among the Resellers, the borrowers party thereto from time to time, the lenders party thereto from time to time and Special Situations Investing Group, Inc., in its capacity as administrative agent for the lenders, as amended, restated, modified, supplemented, replaced or refinanced from time to time.”

N. Exhibit A is hereby amended and restated to read as follows:

EXHIBIT A

TRADE NAME(S)/TRADE STYLES OF RESELLER

COLLATERAL LOCATIONS

	Location Address	Disclose whether location is owned/leased or a warehouse	If leased, disclose name and address of property owner or landlord:	If warehoused, disclose name and address of warehouseman
1	110 Parkway Drive South Hauppauge, NY 11788 Suffolk County	Leased	4C Realty LLC 6 Mallard Drive Huntington, NY 11743	n/a

2	111 Wood Ave. South Iselin, NJ Middlesex County	Leased	Metro Top Plaza Associates c/o Atlantic Realty Development Corporation 90 Woodbridge Center Drive Woodbridge, NJ 07095	n/a

3	30 Stanford Drive Farmington, CT Hartford County	Leased	Lexham Farmington I, LLC c/o Grubb & Ellis Management Services, Inc. 1177 Avenue of the Americas New York, NY 10036	n/a

4	One Penn Plaza New York, NY New York County	Leased	One Penn Plaza LLC c/o Vornado Office Management 888 Seventh Avenue New York, NY 10019	n/a

5	40 Oser Avenue Suite 9 Hauppauge, NY 11788 Suffolk County	Leased	REP A-2027, LLC c/o Rechler Equity 85 South Service Road Plainview, NY 11803	n/a

6	One Penn Plaza New York, NY New York County	Leased	One Penn Plaza LLC c/o Vornado Office Management 888 Seventh Avenue New York, NY 10019	n/a

7	1955 Lakeway Drive Suite 220 Lewisville, Texas 75057 Denton County	Leased	Faucett Neeley FN Waters Ridge LT 199 Figueroa Ventura, CA 93001	n/a

8	(DataSite Orlando) 9701 S. John Young Parkway Orlando, Florida 32819 Orange County	Short Term Lease	JYP Orlando, L.L.C. (d/b/a DataSite Orlando) c/o BURGES property + Company 2658 Del Mar Heights Road #558 Del Mar, CA 92014	n/a

9	(KFS) 186 Intermodal Parkway Fort Worth, Texas 76177 Tarrant County	Leased	Exeter 186 Intermodal, L.P. 140 W. Germantown Pike, Suite 150 Plymouth Meeting, PA 19462	n/a

10	6355 East Paris Ave. Caledonia, MI 49316	Leased	Engen Properties 6355 East Paris Ave SE, Caledonia, MI 49316	n/a

11	48325 Alpha Drive Suite 150 Wixom, MI 48393	Leased	Midelem Companies 36400 Woodward Ave., Ste. 118 , Bloomfield Hills, MI 48304	n/a

12	20 N. Saint Clair Toledo, OH 43604	Leased	MMK Properties Ltd One SeaGate, 26th Floor, Toledo, OH 43604	n/a

13	12272 Hancock St Carmel, IN 46032	Leased	Hendricks Commercial Properties, LLC 525 Third Street, Suite 300 Beloit, WI 53511	n/a

14	401 SW Water Street Suite 601 Peoria, IL 61602	Leased	Iron Front, LLC PO Box 5605 Peoria, IL 61601	n/a

15	5025 Bradenton Ave Suite B Dublin, OH 43017	Leased	Paradigm Properties of Ohio 2600 Corp Exchange Drive #175 Columbus, OH 43231	n/a

16	600 Cranberry Woods Dr Ste 150 Cranberry Township, PA 16066	Leased	McKnight Cranberry V, LP 310 Grant St#2400 Pittsburgh, PA 15219	n/a

17	8215 Greenway Blvd Ste 160 Middleton, WI 53562	Leased	St Johns Properties PO Box 62705. Baltimore, MD 21264-2705	n/a

18	N17W24222 Riverwood Dr Ste 290 Waukesha, WI 53188	Leased	Riverwood CW LLC NAS Riverwood AS Inc., Bldg ID: FEW001, PO Box 844764, Los Angeles, CA 90084-4764	n/a

19	5100 River Road Suite 410 Schiller Park, IL 60176	Leased	CRP-3 5100 River Road, LLC 5100 River Road Lockbox, 25371 Network Place, Chicago, IL 60673-1523 Attn: Allyson Massengill	n/a

20	8845 Governors Hill Dr Suite 205 Cincinnati, OH 45249	Leased	Cushman & Wakefield aaf New York Life c/o General Post Office PO Box 9334, NY.NY 10087-9334, Attn: Rebecca Rettenmaier	n/a

SECTION THREE – Conditions to Effectiveness. This Amendment shall be effective as of the First Amendment Date provided:

A. CPC has received counterparts of this Amendment executed by the Resellers;

B. No event shall have occurred since December 31, 2014, which has had a Material Adverse Effect; and

C. CPC has received such other certificates, resolutions, agreements, documents and information as requested by CPC and its counsel not less than two (2) Business Days prior to the Third Amendment Date.

In addition, the effectiveness of this Amendment is conditioned upon the continuing accuracy of the representations and warranties set forth in Section Four hereof.

SECTION FOUR – Representations and Warranties. The Resellers hereby represent and warrant to CPC as follows:

A. Recitals. The Recitals are true and correct in all respects.

B. Organizational Power; Authorization. Each Reseller has the organizational power, and has been duly authorized by all requisite organizational action, to execute and deliver this Amendment and all other agreements contemplated herein and to perform its respective obligations hereunder.

C. Enforceability. This Amendment is the legal, valid and binding obligation of the Resellers, enforceable against the Resellers in accordance with its respective terms, except to the extent that the enforceability thereof against such Resellers may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles of general application.

D. Representations and Warranties. All of the representations and warranties in the Credit Agreement as amended hereby, are true and complete in all material respects on and as of the date hereof as if made on the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, such representation or warranty is true and correct in all material respects as of such specific date).

E. Obligations Absolute. The obligations of the Resellers under this Amendment and the Credit Agreement as amended, are absolute and unconditional, and there exists no right of set off or recoupment, counterclaim or defense of any nature whatsoever to payment of said obligations.

SECTION FIVE – Miscellaneous. The Resellers waive notice of CPC’s acceptance of this amendment. All other terms and provisions of the Existing Credit Agreement, to the extent not inconsistent with the foregoing, are ratified and remain unchanged and in full force and effect.

SECTION SIX – Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION SEVEN – Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Colorado (without giving effect to any provisions thereof relating to conflicts of law).

THIS AMENDMENT AND THE CREDIT AGREEMENT CONTAIN BINDING ARBITRATION, JURY WAIVER AND PUNITIVE DAMAGE WAIVER PROVISIONS.

(Signature Page(s) to Follow)

Execution Version

IN WITNESS WHEREOF, each of the undersigned has caused this Amendment to be duly executed and delivered by its proper and duly authorized officer as of the date first set above.

RESELLERS:

PRESIDIO NETWORKED SOLUTIONS GROUP, LLC

By:	/s/ Paul D. Fletcher
Name:	Paul D. Fletcher
Title:	Executive Vice President and Chief Financial Officer, and Assistant Secretary

PRESIDIO INFRASTRUCTURE SOLUTIONS, LLC

By:	Presidio Networked Solutions Group, LLC as Sole member

By:	/s/ Paul D. Fletcher
Name:	Paul D. Fletcher
Title:	Executive Vice President and Chief Financial Officer, and Assistant Secretary

ACKNOWLEDGED AND AGREED TO:

CASTLE PINES CAPITAL LLC

By:	/s/ John Hanley
Name:	John Hanley
Title:	Executive Vice President

Signature page to Presidio Networked Solutions Group, LLC, Presidio Infrastructure Solutions, LLC, Third Amendment